September 2, 2004



Board of Directors
Kearny MHC
Kearny Financial Corp.
Kearny Federal Savings Bank
614 Kearny Avenue
Kearny, New Jersey  07032

Members of the Boards of Directors:

         We hereby consent to the use of our firm's name in the Form MHC-2, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Kearny Financial Corp.


                                                 Sincerely,

                                                 RP FINANCIAL, LC.



                                                 /s/Gregory E. Dunn
                                                 Senior Vice President